SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                  July 3, 2000


                       ACCEPTANCE INSURANCE COMPANIES INC.
             (Exact name of registrant as specified in its charter)


       Delaware                  1-7461                   31-0742926
(State of Incorporation) (Commission File Number)(IRS Employer Identification
                                                            Number)


      222 S. 15th Street, Suite 600 North
              Omaha, Nebraska                                  68102
   (Address of principal executive offices)                  (Zip Code)


                                 (402) 344-8800
              (Registrant's telephone number, including area code)


                                 Not applicable
          (Former name or former address, if changed since last report)



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  Item 5.  Other Events.

          (a) The registrant issued the following press release on July 3,2000:


For Immediate Release

                  ACCEPTANCE SETTLES RICE PRODUCER CLASS ACTION

         (Omaha, Nebraska, July 3, 2000). The United States District Court in Little Rock, Arkansas today approved settlement of a class action by rice producers against Acceptance Insurance Companies Inc. (NYSE: AIF) and several affiliated companies. Based on a June 30, 2000 hearing, the Court's Order determined the previously announced settlement terms, preliminarily approved May 1, are fair, reasonable and adequate, and in the best interest of the Settlement Class.

         A Court-appointed Settlement Master, retired Arkansas Circuit Court Judge Lawrence Dawson, will now allocate the $3.7 million settlement fund, which Acceptance previously placed in escrow, among the rice producers who submitted claims. Today's Order dismisses the class action lawsuit, and approves a complete and final release of all defendants.

         John Martin, President and Chief Executive Officer of Acceptance, said that in addition to settlement of this lawsuit the Company also had resolved all concerns of state insurance regulators arising from the unprecedented demand for the Company's products during early 1999. He added, "We are very pleased to conclude all of the issues resulting from the 1999 spring sales season. Our increased emphasis on crop insurance, and on delivering innovative and leading specialty insurance products to our valued customers, can now continue without the distractions of these past events."

         American Agrisurance, an Acceptance affiliate, developed both of the first two forms of crop revenue insurance ever made available to rice producers, CropRevenueCoverage(C) and CRCPlus(R). Kim Gibson, President of American Agrisurance, described the settlement as "a major step forward for rice producers and for our Company." Gibson also said, "Today AmAg is working very hard to develop alternative insurance products for the thousands of rice producers who showed last year that they need better crop insurance than they've had in the past, and we are determined to succeed."

         Acceptance Insurance Companies Inc. is an insurance holding company providing specialized crop, property and casualty insurance products throughout the United States. American Agrisurance, the Company's wholly owned crop insurance marketing subsidiary, is a widely recognized leader in the crop insurance industry.

Contacts:

John E. Martin                                Kim R. Gibson
President and Chief Executive Officer         President
Acceptance Insurance Companies Inc.           American Agrisurance, Inc.
800 228 7217                                  800 999 7475

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    ACCEPTANCE INSURANCE COMPANIES INC.


                                    By   /s/ J. Michael Gottschalk
                                    J. Michael Gottschalk, Chief Legal Officer,
                                    General Counsel and Secretary


                                    July 3, 2000